UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road

State College, Pennsylvania 16803

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (814) 278-7267

Not applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 15, 2007, the underwriters in the initial public offering of the common stock, par value $0.001 per share (“Common Stock”), of Rex Energy Corporation (the “Company”) exercised the over-allotment option, causing the Selling Stockholders (as defined in the Company’s registration statement on Form S-1, as amended) to sell an additional 600,000 shares of Common Stock to the underwriters on the same terms that the Selling Stockholders sold 800,000 shares to the underwriters in connection with the Company’s initial public offering. The over-allotment sale was consummated on August 20, 2007. The Company did not receive any proceeds from this sale of its Common Stock.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state. This offering of common stock will be made only by means of a prospectus, copies of which may be obtained from KeyBanc Capital Markets Inc., Attn: Prospectus Delivery Department, 800 Superior Avenue, 17th Floor, Cleveland, OH 44114, phone: 216-563-2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Christopher K. Hulburt
Christopher K. Hulburt
Executive Vice President, Secretary and General Counsel

Date: August 20, 2007